SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 4, 2004

STANDARD COMMERCIAL CORPORATION

(Exact name of registrant as specified in its charter)

North Carolina

(State or other jurisdiction of incorporation)

1-9875	13-1337610
(Commission File Number)	(IRS Employer ID Number)

2201 Miller Road, Wilson, North Carolina 27893

(Address of principal executive offices)                                         (Zip Code)

Registrant’s telephone number, including area code(252) 291-5507

(Former name or former address, if changed since last report)

Item 5. Other Events.

We are providing our amended and restated audited consolidated financial statements for the years ended March 31, 2001, 2002 and 2003 and the related Management’s Discussion and Analysis of Financial Condition and Results of Operations. During the second quarter of our current fiscal year, which ends on March 31, 2004, we decided to focus on our core tobacco operations and exit the wool business. Under generally accepted accounting principles, we are required to reclassify amounts related to discontinued operations on a basis comparable to our current presentation and have reported the financial results of our wool operations as discontinued operations in our Quarterly Reports on Form 10-Q for the three and six months ended September 30, 2003 and the three and nine months ended December 31, 2003.

As stated in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2003, in that quarter we adopted Statement of Financial Accounting Standards, or SFAS, No. 145 “Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” The financial statements and related information included in this Form 8-K have been restated for the adoption of SFAS No. 145 as the cost of the debt buyback has been reclassified to other income/expense.

We have prepared the amended and restated financial statements in compliance with the provisions of SFAS No. 144, “Accounting for the Impairment of Disposal of Long-Lived Assets,” and SFAS No. 145.

The Securities and Exchange Commission would require the same reclassification for discontinued operations as is required by SFAS No. 144 for previously issued financial statements and related information included in our Annual Report on Form 10-K for the year ended March 31, 2003 should we incorporate by reference that Form 10-K into any of our filings under the Securities Act of 1933. To ensure compliance should we make any such filings, we are filing this Current Report on Form 8-K to update the following information included in our Form 10-K for the year ended March 31, 2003 to reflect the wool operations as discontinued operations and the adoption of SFAS No. 145:

•	Part II, Item 6. Selected Financial Data;

•	Part II, Item 7. Management’s Discussion and Analysis of Financial Position and Results of Operations; and

•	Part II, Item 8. Financial Statements and Supplementary Data.

The information contained in this filing has been updated only for the treatment of the wool operations as discontinued operations and the adoption of SFAS No. 145 and has not been otherwise updated for events occurring after the date of our consolidated financial statements, which were originally presented in our 2003 Annual Report on Form 10-K filed on June 26, 2003. Except as presented in this filing, we are not updating any other information in our 2003 Annual Report on Form 10-K. You should read our Quarterly Reports on Form 10-Q for the quarters ended June 30, September 30 and December 31, 2003, for additional updating

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information. These quarterly reports were issued subsequent to March 31, 2003 and already reflect the wool operations as discontinued operations and the adoption of SFAS No. 145.

As previously disclosed, in October 2001, the Directorate General – Competition of the European Commission (“DG Comp”), began conducting an administrative investigation of certain selling and buying practices relating to the marketing of leaf tobacco in some countries within the European Union, including Spain, Italy and Greece. We, through our local subsidiaries, are cooperating fully with the investigation and have discovered and voluntarily disclosed information which tends to establish that a number of leaf dealers, including our subsidiaries, have jointly agreed with respect to green tobacco prices and purchase quantities.

In respect of the Spanish investigation, on December 15, 2003, the DG Comp served on twenty entities within the Spanish leaf tobacco industry, including our company and three of its subsidiaries, a Statement of Objections alleging certain infringements of the antitrust laws of the European Union. We have responded to this Statement and will continue to cooperate in the investigation.

In respect of the Italian investigation, on March 1, 2004, the DG Comp served on eleven entities within the Italian leaf tobacco industry, including our company and its Italian subsidiary, a Statement of Objections alleging similar infringements of the antitrust laws of the European Union. We are in the process of responding to this Statement and will continue to cooperate in the investigation.

Through these Statements of Objections, DG Comp intends to impose, where appropriate and probably late in 2004, administrative penalties on the entities it determines have infringed the EC anticompetition laws. Although we expect that those penalties could be material to our earnings, we are currently unable to assess the amount of such penalties and expect that there may be mitigating factors, including our cooperation with the DG Comp, which could result in a reduction in any penalties imposed.

Statements in this report that are not purely statements of historical fact may be deemed to be forward-looking. Readers are cautioned that any such forward-looking statements are based upon management’s current knowledge and assumptions, and actual results could be affected in a material way by many factors, including risks associated with governmental investigations and unforeseen changes in political, market and economic conditions. We assume no obligation to update any of these forward-looking statements.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

Exhibit No.	Description

99.1	Revised Selected Financial Data, Management’s Discussion and Analysis of Financial Condition and Results of Operations and Financial Statements and Supplementary Data to reflect the discontinuation of the wool operations

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD COMMERCIAL CORPORATION

Date: March 4, 2004	/s/ Robert A. Sheets

Robert A. Sheets, Vice President and Chief Financial Officer

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